Exhibit 99.2

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: Brian Sullivan

Merchants Bancorp

Phone: (317) 569-7420

Email: bsullivan@mbi-capital.com

PRESS RELEASE

Merchants Bancorp Announces Quarterly Cash Dividend

For Release November 20, 2017

CARMEL, Indiana – Merchants Bancorp (“Merchants”) (Nasdaq: MBIN), parent company and registered bank holding company of Merchants Bank of Indiana (“Merchants Bank”), today announced that the Board of Directors declared a quarterly cash dividend for the fourth quarter of 2017 of $0.05 per share on the Company’s outstanding shares of common stock.  The dividend is payable January 2, 2018, to shareholders of record on December 15, 2017.

ABOUT MERCHANTS BANCORP

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking.  Merchants Bancorp, with $3.1 billion in assets and $2.8 billion in deposits as of June 30, 2017, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., RICHMAC Funding LLC and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.